Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registrations Statements on Forms S-8 (No. 333-86116, 333-92471 and 333-97867) of our report dated May 29, 2002, except for Notes 1, 2 and 18 which are as of October 28, 2002, relating to the financial statements and financial statement schedule of Digital Angel Corporation as of December 31, 2001 and for each of the years ended December 31, 2001 and 2000, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

St. Louis, Missouri

March 31, 2003